FOR IMMEDIATE RELEASE                                                                                                                                                                                                                      Exhibit 99.1
Green Dot Corporation Appoints George Gresham as Chief Executive Officer and President
AUSTIN, Texas – October 17, 2022 – Green Dot Corporation (NYSE: GDOT), a digital bank and fintech powering consumers and businesses with seamless banking and payment tools, announced today that George Gresham, who has served as Green Dot’s Chief Financial and Operating Officer and as a member of the Board of Directors since October 2021, has been appointed as Chief Executive Officer and President, effective as of October 14, 2022.  Mr. Gresham succeeds Dan R. Henry, who was terminated as Chief Executive Officer and President of Green Dot and resigned as a member of Green Dot’s Board of Directors, effective the same date.  Mr. Gresham will continue to serve as a member of the Board.
Mr. Gresham has extensive leadership experience at Green Dot and significant operational and financial expertise.  Most recently, Mr. Gresham has served as Green Dot’s Chief Financial and Operating Officer and as a member of Green Dot’s Board of Directors since October 2021.  He also previously served on Green Dot’s Board of Directors from May 2016 to May 2019.
“I look forward to continuing to work closely with the Green Dot Board and management team to advance our objectives – enhancing shareholder value and building Green Dot into one of the leading fintech companies with a digital bank,” said Mr. Gresham. “Green Dot has market-leading capabilities and tremendous potential for further growth, and I am confident in our team’s ability to continue to innovate and provide our clients with sophisticated banking and payment solutions.”
“The Board is confident that George is the right person to lead Green Dot through its next phase of growth, and we are grateful to have a proven leader of George’s caliber and experience to step into the role of Chief Executive,” said William I Jacobs, Chairman of the Board of Directors. “As Green Dot’s Chief Financial and Operating Officer and a member of the Board, George has deep experience with Green Dot and its strategy and an appreciation for the strengths of its dedicated team members.”
A veteran payments and fintech executive, Mr. Gresham was Chief Financial Officer at NetSpend Holdings from 2010 to 2013; Chief Financial Officer and Executive Vice President at Global Cash Access (GCA Holdings, Inc.), a multinational, publicly traded payments company specializing in merchant payment processing solutions in the gaming industry, from 2008 to 2010; and Chief Financial Officer and Chief Administrative Officer at EFD (eFunds Corporation, which was ultimately sold to FIS) from 2002 through 2007.  Mr. Gresham has also served on the Board of EML Payments, a multi-national provider of GPR, gift, payroll and other payment solutions, from April 2020 to August 2021.  From July 2013 to October 2021, Mr. Gresham served as owner and Chief Executive Officer of Granite Reef Advisers, Inc., an advisory firm focused on providing third-party assistance in acquisition target evaluation and execution, and as a director from May 2016 until May 2019.  Since March 2017, Mr. Gresham has served as Co-Founder and as a member of the board of directors of Dama Technologies.  A graduate of Northern Arizona University with a Bachelor of Science in Accountancy, Gresham received his MBA at the Thunderbird School of Global Management in 2006.
Mr. Gresham will continue to serve as Chief Financial and Operating Officer on an interim basis until a successor is appointed.
Separately, Green Dot currently expects that its preliminary financial results for Q3 2022 will be at or near the high end of the guidance ranges it previously communicated in connection with its Q2 2022 earnings release on August 4, 2022.

About Green Dot
Green Dot Corporation (NYSE: GDOT) is a financial technology and bank holding company committed to giving all people the power to bank seamlessly, affordably, and with confidence. Green Dot’s technology platform enables it to build products and features that address the most pressing financial challenges of consumers and businesses, transforming the way they manage and move money and making financial empowerment more accessible for all.
Green Dot offers a broad set of financial services to consumers and businesses including debit, checking, credit, prepaid, and payroll cards, as well as robust money processing services, tax refunds, cash deposits and disbursements. Its digital bank GO2bank offers consumers simple and accessible mobile banking designed to help improve financial health over time. The company’s banking platform services (or “BaaS”) business enables a growing list of the world’s largest and most trusted consumer and technology brands to deploy customized, seamless, value-driven money management solutions for their customers.
Founded in 1999, Green Dot has powered more than 33 million accounts directly, and many millions more through its partners. The Green Dot Network of more than 90,000 retail distribution locations nationwide, more than all remaining bank branches in the U.S. combined, enables it to operate primarily as a “branchless bank.” Green Dot Bank is a subsidiary of Green Dot Corporation and member of the FDIC1. For more information about Green Dot’s products and services, please visit www.greendot.com.
1 Green Dot Bank also operates under the following registered trade names: GO2bank, GoBank and Bonneville Bank. All of these registered trade names are used by, and refer to, a single FDIC-insured bank, Green Dot Bank. Deposits under any of these trade names are deposits with Green Dot Bank and are aggregated for deposit insurance coverage up to the allowable limits.
Forward-Looking Statements
This communication contains forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These statements include, among other things, statements regarding future events that involve risks and uncertainties.  Actual results may differ materially from those contained in the forward-looking statements contained in this communication, and reported results should not be considered as an indication of future performance.  The potential risks and uncertainties that could cause actual results to differ from those projected include, among other things, the continuing impact of the COVID-19 pandemic on Green Dot’s business, results of operations and financial condition, the effectiveness of Green Dot’s measures taken in response to the COVID-19 pandemic, changes in general economic conditions in the United States and the U.S. government’s response thereto, shifts in consumer behavior towards electronic payments, the impact of the U.S. presidential administration on, among other things, the regulation of financial institutions and corporate tax rates, the timing and impact of revenue growth activities, Green Dot’s dependence on revenues derived from Walmart, the timing and impact of non-renewals or terminations of agreements with other large partners, impact of competition, Green Dot’s reliance on retail distributors for the promotion of its products and services, demand for Green Dot’s new and existing products and services, continued and improving returns from Green Dot’s investments in strategic initiatives, potential difficulties in integrating operations of acquired entities and acquired technologies, Green Dot’s ability to operate in a highly regulated environment, including with respect to any restrictions imposed on its business, changes to existing laws or regulations affecting Green Dot’s operating methods or economics, Green Dot’s reliance on third-party vendors, changes in credit card association or other network rules or standards, changes in card association and debit network fees or products or interchange rates, instances of fraud developments in the prepaid financial services industry that impact prepaid debit card usage generally, business interruption or systems failure, economic, political and other conditions may adversely affect trends in consumer spending and Green Dot’s involvement in litigation or investigations. These and other risks are discussed in greater detail in Green Dot’s Securities and Exchange Commission filings, including its most recent annual report on Form 10-K and quarterly report on Form 10-Q, which are available on Green Dot’s investor relations website at ir.greendot.com and on the SEC website at www.sec.gov. All information provided in this communication is as of the date hereof, and Green Dot assumes no obligation to update this information as a result of future events or developments, except as required by law.
Investor Relations: IR@greendot.com
Media Relations: PR@greendotcorp.com